UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1
FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2026

Hashdex Commodities Trust

(Exact name of registrant as specified in its charter)

Delaware	001-41900	92-6468665
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 N. Market Street, Suite 300, Wilmington, Delaware 19890

(Address of principal executive offices, including zip code)

(844) 403-5272

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Hashdex Bitcoin ETF	DEFI	NYSE Arca, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note: The Current Report on Form 8-K relating to the Items described below was originally filed on August 3, 2026. This Current Report on Form 8-K/A (this “Current Report”) is being filed to change the defined term “Liquidation Date” to “Distribution Date” in this Current Report and the accompanying press release, as well as to correct the Distribution Date in the press release.

Item 1.01. Entry into a Material Definitive Agreement.

To the extent required by Item 1.01 of this Current Report on Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent required by Item 3.01 of this Current Report on Form 8-K, the information contained in Item 7.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 3, 2026, Hashdex Asset Management Ltd. (the “Sponsor”) announced that its officers had authorized a plan to (i) liquidate the Hashdex Bitcoin ETF (the “Fund”), the sole series of the Hashdex Commodities Trust (the “Trust”), (ii) terminate the continuous offering of the Fund; and (iii) deregister the Fund’s shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Sponsor has submitted written notice to the NYSE Arca, Inc. (“Arca”) of its decision to liquidate the Fund and to terminate the offering.

The Fund will no longer accept creation orders after August 17, 2026, and trading on Arca for the shares of the Fund will be suspended after the close of business on that same date. Shareholders may sell their holdings on or before August 17, 2026 and may incur brokerage charges. Following the cessation of trading, the Fund is expected to cease operations, liquidate its assets, and distribute the liquidation proceeds to shareholders on or about August 24, 2026 (the “Distribution Date”). Shareholders of record on the Distribution Date will receive cash equal to the net asset value of their shares as of that date. These dates are subject to change.

The Sponsor intends to file a post-effective amendment on behalf of the Fund to terminate the offering of the Fund’s registered and unsold shares. Arca will file a Form 25 with the U.S. Securities and Exchange Commission to effect the withdrawal of the listing of the Fund from Arca as soon as possible. Delisting from Arca will become effective 10 days after the filing date of the Form 25.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

The Sponsor’s statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Actual results may differ materially from those included in the forward-looking statements. The Sponsor intends for such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and the Sponsor is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, intentions and expectations, are generally identifiable by use of the words “expect,” “project,” “may,” “will,” “should,” “could,” “would,” “intend,” “plan,” “propose,” “anticipate,” “estimate,” “believe,” “continue,” “predict,” “potential” or the negative of such terms and other comparable terminology. The Sponsor’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Plan of Liquidation, dated August 3, 2026
99.1	Press Release, dated August 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 12, 2026	HASHDEX COMMODITIES TRUST
on behalf of its series, Hashdex Bitcoin ETF

	By:	Hashdex Asset Management Ltd., as Sponsor

	By:	/s/ Samir Kerbage
	Name:	Samir Kerbage
	Title:	Director of the Sponsor (Principal Financial Officer and Principal Accounting Officer)

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